FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

 RESOURCE CAPITAL CORP. ANNOUNCES
THIRD QUARTER 2007 OPERATING RESULTS

New York, N.Y., November 8, 2007 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, commercial finance assets, reported results for the third quarter ended September 30, 2007.

Financial Summary

•	REIT taxable income, a non-GAAP measure, of $0.44 per share-diluted for the quarter ended September 30, 2007.

•	Dividend distribution of $0.41 per share, up 11% from the prior year quarter and unchanged from the second quarter.

•	Adjusted net income per common share-diluted, a non-GAAP measure, of $0.46 for the quarter ended September 30, 2007.

•	Economic book value, a non-GAAP measure, of $12.44 per share at September 30, 2007.

•	GAAP net loss of $0.56 per share-diluted including a non-cash impairment charge of $25.5 million on the ABS-RMBS portfolio for the quarter ended September 30, 2007.

•	As of November 1, 2007, RCC had repurchased 263,000 shares at a weighted average price of $10.50.

The following schedules of reconciliations as of September 30, 2007 are included in this release:

•	Schedule I – GAAP Net (Loss) Income to Adjusted Net Income;

•	Schedule II – GAAP Net (Loss) Income to Estimated REIT Taxable Income; and

•	Schedule III – GAAP Stockholders’ Equity to Economic Book Value.

RCC reported for the quarter ended September 30, 2007, adjusted net income, a non-GAAP measure, excluding the effect of a non-cash impairment charge, was $11.6 million, or $0.46 per share-diluted, compared to $0.33 per share-diluted for the third quarter of 2006.  RCC reported for the nine months ended September 30, 2007 adjusted net income excluding the effect of a non-cash impairment charge, was $31.6 million, or $1.27 per share-diluted, compared to $1.01 per share-diluted for the same period in 2006.

RCC reported for the quarter ended September 30, 2007, GAAP net loss was $13.9 million, or $0.56 per share-diluted, as compared to net loss of $2.4 million, or $0.14 per share-diluted for the third quarter of 2006.  RCC reported net income for the nine months ended September 30, 2007 was $5.4 million, or $0.22 per share-diluted, as compared to net income for the nine months ended September 30, 2006 of $8.8 million, or $0.51 per share-diluted.  Net loss during the third quarter ended September 30, 2007 and the significant decrease in net income during the nine months ended September 30, 2007 was primarily the result of a non-cash charge of $25.5 million representing other-than-temporary impairment under GAAP of an ABS-RMBS portfolio held by Ischus CDO II, a securitization vehicle consolidated by RCC as of September 30, 2007, as required under GAAP.  After reflecting this impairment, RCC has a remaining investment of $722,000 in the ABS-RMBS portfolio.

Book Value

RCC’s economic book value per common share outstanding, a non-GAAP measure, at September 30, 2007 was $12.44. Economic book value is computed by adding back to GAAP book value any unrealized losses in stockholders’ equity or charged through income that are in excess of RCC’s maximum exposure in a consolidated investment.  Under GAAP, RCC is required to absorb unrealized losses on investments held by certain of its consolidated entities, primarily RCC’s consolidated securitization backed by ABS-RMBS, even if those losses are in excess of RCC’s maximum exposure to loss, or RCC’s retained investment in those securitizations.  In addition, RCC added back unrealized losses on derivatives (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

RCC’s GAAP book value per common share at September 30, 2007 was $6.97 as compared to $13.33 at December 31, 2006, a 48% decrease, caused primarily by an unrealized loss, which is in excess of RCC’s maximum risk of loss or its retained investment, on its ABS-RMBS portfolio.  Total stockholders’ equity was $174.3 million at September 30, 2007 as compared to $317.6 million at December 31, 2006.  Total common shares outstanding were 25,017,966 at September 30, 2007 as compared to 23,821,434 at December 31, 2006.

Jonathan Cohen, CEO and President of RCC, commented, “The third quarter of 2007 will go down in history as one of the most difficult for financial companies here in the United States and elsewhere.  Nonetheless, we performed well, generating $0.46 of adjusted net income and distributing $0.41 to our shareholders.  We have converted from primarily a subordinate buyer of commercial real estate loans to an originator of senior secured whole loans and bank loans.  With our ABS-RMBS exposure now written down to a de minimis amount, we are positioned to benefit from our match-funded vehicles that have a relatively low cost of funds.  Our assets continue to perform and we continue to try to build franchise value in a dislocated marketplace.  We are dedicated to maintaining and growing our dividend.”

Additional financial results for the third quarter ended September 30, 2007 and recent developments include:

General

•	RCC’s net interest income increased by $6.0 million, or 72%, to $14.3 million for the quarter ended September 30, 2007, as compared to $8.3 million for the same period in 2006.

•	RCC’s total assets grew by $523.4 million during the nine months ended September 30, 2007, primarily in commercial real estate and commercial finance assets, as described below.

Commercial Real Estate

•
RCC continued to increase its investment in commercial real estate (“CRE”) loans.  RCC produced new CRE loans, on a gross basis, of $88.0 million during the third quarter ended September 30, 2007. The aggregate portfolio of CRE loans (net of sales, repayments and discounts) grew by $38.7 million to $930.4 million at September 30, 2007, from $891.7 million at June 30, 2007, not including future funding obligations of $11.2 million.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three months, nine months and 12 months ended September 30, 2007 (in millions, except percentages):

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007	12 Months Ended September 30, 2007	Floating Weighted Average Spread	Weighted Average Fixed Rate
Whole loans	$62.8	$360.3	$476.5	2.72%	7.81%
Whole loans, future funding obligations	11.2	54.2	65.4	N/A	N/A
A notes	−	−	−	N/A	N/A
B notes	−	−	48.9	3.22%	7.58%
Mezzanine loans	−	95.3	136.0	2.64%	8.03%
CMBS	14.0	90.5	120.6	N/A*	5.93%
New loans production	88.0	600.3	847.4
Payoffs	(20.2)	(174.2)	(183.7)
Principal paydowns	(10.1)	(13.0)	(18.6)
Sales of CRE loans	−	(41.2)	(41.2)
Whole loans, future funding obligations	(11.2)	(54.2)	(65.4)
Sales of CMBS	−	(29.9)	(29.9)
Net – new loans	46.5	287.8	508.6
Discounts	(7.8)	(13.5)	(17.9)
New loans, net of discounts	$38.7	$274.3	$490.7

*	Weighed average floating rate coupon of 6.87% at September 30, 2007.

Commercial Finance

•
RCC’s bank loan portfolio ended the period with total investments of $952.0 million, at cost, with a weighted-average spread of three-month LIBOR plus 2.21%.  All of RCC’s bank loan portfolio is match-funded through three CLO issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the quarter with $82.8 million, at cost, in direct financing leases and notes at a weighted-average rate of 8.68%.  RCC’s leasing portfolio is match-funded through a secured term facility, which had a balance of $79.2 million as of September 30, 2007 and a weighted-average interest rate of 6.40%.

Investment Portfolio

The table below summarizes the amortized cost and estimated fair value of the RCC’s investment portfolio as of September 30, 2007, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the estimated fair value of RCC’s investment portfolio and the related dollar price, which is computed by dividing the estimated fair value by par amount (in thousands, except percentages):

	Amortized cost	Premium/ discount to par	Fair value	Fair value to par	Unrealized gains (losses)	Dollar price
September 30, 2007
Floating rate
ABS-RMBS	$317,769	91.70%	$201,134	58.04%	$(116,635)	-33.66%
CMBS	359	100.00%	357	99.44%	(2)	-0.56%
CMBS-private placement	54,850	93.32%	49,700	84.56%	(5,150)	-8.76%
B notes	79,781	100.06%	79,781	100.06%	−	0.00%
Mezzanine loans	142,327	100.08%	142,327	100.08%	−	0.00%
Whole loans	398,037	99.33%	398,037	99.33%	−	0.00%
Bank loans (1)	951,984	100.07%	915,678	96.25%	(36,306)	-3.82%
Other	22,377	98.14%	17,521	76.85%	(4,856)	-21.29%
Total floating rate	$1,967,484	98.25%	$1,804,535	90.12%	$(162,949)	-8.13%
Fixed rate
ABS-RMBS	$6,000	100.00%	$2,700	45.00%	$(3,300)	-55.00%
CMBS	27,581	98.88%	23,802	85.33%	(3,779)	-13.55%
CMBS – Private Placement	28,246	98.92%	25,571	89.55%	(2,675)	-9.37%
Other ABS	2,580	99.96%	2,232	86.48%	(348)	-13.48%
B notes	56,107	100.18%	56,107	100.18%	−	0.00%
Mezzanine loans	81,141	94.48%	81,141	94.48%	−	0.00%
Whole loans	97,731	99.02%	97,731	99.02%	−	0.00%
Equipment leases and notes (2)	82,804	100.24%	82,605	100.00%	(199)	0.24%
Total fixed rate	$382,190	98.45%	$371,889	95.79%	$(10,301)	-2.66%
Grand total	$2,349,674	98.28%	$2,176,424	91.04%	$(173,250)	-7.24%

(1)	Fair value and unrealized gains (losses) includes a $196,000 provision for loan losses.

(2)	Fair value and unrealized gains (losses) includes a $199,000 provision for lease losses.

Liquidity

At November 6, 2007, RCC’s liquidity consists of $50.0 million of restricted cash available for reinvestment in its six CDOs, $8.0 million of cash and cash equivalents, $5.3 million of restricted cash in margin call accounts and $10.8 million of available cash from its three year non-recourse secured financing facilities.  RCC also has $199.4 million of unused capacity under its secured financing facilities, $38.3 million available to finance future funding commitments associated with real estate whole loans under Resource Real Estate Funding CDO 2007-1, Ltd. (“RREF CDO 2”), $23.4 million available under a secured term facility and $11.2 million of unused capacity under its unsecured revolving credit facility.

Capital Allocation

As of September 30, 2007, RCC had allocated its equity capital among its targeted asset classes as follows: 75% in commercial real estate loans, 24% in commercial bank loans and 1% in direct financing leases and notes.

About Resource Capital Corp.

Resource Capital Corp. is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit the RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which may affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s consolidated balance sheets, consolidated statements of operations and reconciliations of its estimated GAAP net (loss) income to adjusted net income, GAAP net (loss) income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$15,138	$5,354
Restricted cash	76,887	32,731
Securities available-for-sale, at fair value	323,017	420,997
Loans held for investment, net	1,806,912	1,240,288
Direct financing leases and notes, net	82,605	88,970
Investments in unconsolidated entities	1,548	1,548
Accrued interest receivable	14,002	8,839
Principal paydown receivables	427	503
Other assets	5,700	3,599
Total assets	$2,326,236	$1,802,829
LIABILITIES
Borrowings	$2,115,381	$1,463,853
Distribution payable	10,257	7,663
Accrued interest expense	13,819	6,523
Derivatives, at fair value	8,571	2,904
Accounts payable and other liabilities	3,910	4,335
Total liabilities	2,151,938	1,485,278
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001: 500,000,000 shares authorized; 25,136,866 and 23,821,434 shares issued (including 357,382 and 234,224 unvested restricted shares)	25	24
Additional paid-in capital	357,184	341,400
Deferred equity compensation	-	(1,072)
Accumulated other comprehensive loss	(143,166)	(9,279)
Treasury stock, at cost; 118,900 and 0 shares, respectively	(1,280)	−
Distributions in excess of earnings	(38,465)	(13,522)
Total stockholders’ equity	174,298	317,551
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,326,236	$1,802,829

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES
Securities	$8,768	$16,248	$24,072	$48,673
Loans	37,125	19,905	100,117	46,625
Leases	1,856	1,589	5,667	3,391
Interest income − other	769	1,406	2,080	4,788
Interest income	48,518	39,148	131,936	103,477
Interest expense	34,266	30,855	91,255	78,576
Net interest income	14,252	8,293	40,681	24,901

OTHER REVENUE
Net realized (losses) gains on investments	115	(8,314)	336	(8,853)
Other income	310	384	779	391
Total revenues	14,677	363	41,796	16,439

OPERATING EXPENSES
Management fees − related party	1,298	917	5,357	3,147
Equity compensation − related party	94	798	717	1,620
Professional services	772	480	2,005	1,266
Insurance	116	126	351	372
General and administrative	496	443	1,403	1,220
Total operating expenses	2,776	2,764	9,833	7,625

OTHER EXPENSES
Provision for loan and lease losses	326	−	326	−
Asset impairments	25,490	−	26,277	−
Total expenses	28,592	2,764	36,436	7,625

NET (LOSS) INCOME	$(13,915)	$(2,401)	$5,360	$8,814

NET (LOSS) INCOME PER SHARE – BASIC	$(0.56)	$(0.14)	$0.22	$0.51

NET (LOSS) INCOME PER SHARE – DILUTED	$(0.56)	$(0.14)	$0.22	$0.51

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,807,162	17,585,171	24,650,313	17,261,091

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,807,162	17,585,171	24,910,848	17,388,566

DIVIDENDS DECLARED PER SHARE	$0.41	$0.37	$1.21	$1.06

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net (loss) income – GAAP	$(13,915)	$(2,401)	$5,360	$8,814
Add:
Asset impairments related to ABS-RMBS portfolio	25,490	−	26,277	−
Net realized loss from sale of Agency RMBS portfolio	−	8,301	−	8,768

Adjusted net income, excluding non-cash charges	$11,575	$5,900	$31,637	$17,582
Adjusted net income per share-diluted, excluding non-cash charges (1) (2)	$0.46	$0.33	$1.27	$1.01

(1)
During 2007, RCC began evaluating its performance based on several measures, including adjusted net income. Management views adjusted net income as a useful and appropriate supplements to net income and net income per share. The measure serves as an additional measure of RCC's operating performance because it facilitates evaluation of RCC without the effects of certain adjustments in accordance with accounting principles generally accepted in the U.S. ("GAAP") that may not necessarily be indicative of current operating performance. Adjusted net income should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted net income should be reviewed in connection with net income and cash flows from operating, investing and financing activities in RCC's consolidated financial statements, to help analyze how RCC's business is performing. Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing RCC's adjusted net income to those of other REITs.

(2)
Includes 137,623 and 135,419 of dilutive shares not used in the calculation of net loss per share – diluted for the three months ended September 30, 2007 and 2006, respectively, as the effect would have been anti-dilutive.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net (loss) income - GAAP	$(13,915)	$(2,401)	$5,360	$8,814
Adjustments:
Share-based compensation to related parties	(385)	798	(725)	1,620
Incentive management fee expense to related parties paid in shares	(417)	−	−	108
Capital losses from the sale of securities available-for-sale	−	10,875	−	12,286
Asset impairments related to ABS-RMBS portfolio	25,490	−	26,277	−
Other net book to tax adjustments	90	(49)	139	713
Estimated REIT taxable income	$10,863	$9,223	$31,051	$23,541

Amounts per share – diluted (2)	$0.44	$0.52	$1.25	$1.35

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed by RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report its taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
Includes 137,623 and 135,419 of dilutive shares not used in the calculation of net loss per share – diluted for the three months ended September 30, 2007 and 2006, respectively, as the effect would have been anti-dilutive.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1) (2)
 (in thousands, except per share data)
(Unaudited)

As of September 30, 2007
Stockholders’ equity - GAAP	$174,298
Add:
Unrealized losses recognized in excess of value at risk - ABS-RMBS portfolio	128,034
Unrealized losses recognized in excess of value at risk - Derivatives	8,825
Economic book value	$311,157
Shares outstanding as of September 30, 2007	25,017,966
Economic book value per share	$12.44

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of unrealized losses on investments in excess of our value at risk.  Under GAAP, we are required to absorb unrealized losses on investments of certain of our consolidated entities, primarily our consolidated securitizations, even if those unrealized losses are in excess of our maximum value at risk, or our investment in those securitizations.  Unrealized losses recognized in our financial statements, prepared in accordance with GAAP, that are in excess of our maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in our consolidated balance sheets, to help analyze our value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing our economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on derivatives (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.